United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2020

Clarus Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34767 (Commission File Number)	58-1972600 (IRS Employer Identification Number)

2084 East 3900 South, Salt Lake City, Utah (Address of principal executive offices)	84124 (Zip Code)

Registrant’s telephone number, including area code: (801) 278-5552

 N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)       On June 3, 2020, the Company held its 2020 Annual Meeting of Stockholders (the “Meeting”). Of the 29,759,620 shares of common stock outstanding and entitled to vote at the Meeting, 25,700,814 shares of common stock were present in person or by proxy and entitled to vote, representing approximately 86.36% of the Company’s shares of common stock entitled to vote at the Meeting.

(b)       At the Meeting, the Company’s stockholders: (i) approved the re-election of each of the following four director nominees standing for re-election: Warren B. Kanders, Donald L. House, Nicholas Sokolow and Michael Henning, (ii) did not approve an advisory resolution on executive compensation, and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020.

The voting results for each proposal are set forth below:

Proposal 1 – To elect four members to serve on the Company’s Board of Directors until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Warren B. Kanders	11,903,288	8,770,771	5,026,755
Donald L. House	10,181,389	10,492,670	5,026,755
Nicholas Sokolow	9,940,532	10,733,527	5,026,755
Michael Henning	10,288,840	10,385,219	5,026,755

Proposal 2 – To approve an advisory resolution on executive compensation:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
9,619,296	10,771,863	282,900	5,026,755

Proposal 3 – To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2020:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
25,590,613	12,070	98,131	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLARUS CORPORATION

Dated: June 9, 2020	By:	/s/ Aaron J. Kuehne
Name: Aaron J. Kuehne
Title: Chief Financial Officer and Chief Administrative Officer